Exhibit 99.1

Date:	February 4, 2020	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS 2019 FOURTH QUARTER AND
FULL YEAR RESULTS

•	Q4 diluted EPS of $1.85; adjusted diluted EPS of $1.91(1)

◦	Includes restructuring and related investment ($0.26)

•	Q4 net sales decreased 4% (organic -3%, net M&A -1%)

•	Full Year 2019 diluted EPS of $7.31; adjusted diluted EPS of $8.12 (1)

◦	Includes restructuring and related investment ($0.51)

•	Full Year 2019 free cash flow of $498 million (3)

•	FY20 diluted EPS expected range of $7.50-$7.80; adjusted diluted EPS of $8.50-$8.80 (1)

◦	Includes restructuring and related investment (~$0.40)
SHELTON, CT. (February 4, 2020) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter ended December 31, 2019.
"Hubbell delivered another solid quarter of operating performance," said David G. Nord, Chairman and Chief Executive Officer. "The Company essentially achieved our target to deliver $500 million of free cash flow by 2020 a year earlier than previously committed, driven by effective working capital management. We also continue to deploy this cash to attractive bolt-on acquisitions, two of which closed in December. Cantega Technologies is a provider of asset protection solutions to the power grid, an attractive market niche with strong growth and margin characteristics. Connector Products is a designer and manufacturer of electrical connectors and accessories, with high margins and a strong track record of growth, providing a strong complement to our Burndy brand."

Mr. Nord continued, "End market trends were mixed overall. Our utility facing markets remain strong, with ongoing strength in T&D components more than offsetting the impact of difficult prior year comparisons at Aclara. Electrical segment end markets were softer, driven by weakness in C&I lighting, along with continued softening in industrial and oil markets."
"We continued to be proactive by accelerating our investment in restructuring actions over and above our full year guidance, which we expect to generate significant cost savings in 2020 and beyond. We also remained effective in driving price and productivity to offset inflationary headwinds as price/cost continued to be a positive contributor to another quarter of adjusted operating margin expansion."
Mr. Nord concluded, "Hubbell's fourth quarter and full year results reflect continued execution in an uncertain environment. We remain cautious on near-term volume expectations, but with aggressive cost actions already underway and continued opportunity for operational improvement ahead of us, we are confident in our ability to drive consistent and differentiated performance. Our high quality portfolio of electrical and utility solutions with strong brand value and best in class reliability positions us well for long-term success."

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on fourth quarter results in 2019 and 2018.
Electrical segment net sales in the fourth quarter of 2019 of $618 million decreased 7% from $667 million in the fourth quarter of 2018. Organic sales decreased 6% in the quarter while a divestiture subtracted less than 2%. Electrical segment operating income in the fourth quarter was $73 million, or 11.9% of net sales, compared to $74 million, or 11.1% of net sales in the same period of 2018. Adjusted operating income was $79 million, or 12.8% of net sales, in the fourth quarter of 2019 as compared to $80 million, or 12.0% of net sales in the same period of the prior year (1). Changes in adjusted operating income and adjusted operating margin were primarily due to lower volumes, increased investment in restructuring and related activities, and a divestiture, offset by price realization and productivity in excess of cost inflation, as well as a discrete tariff exclusion benefit. The company recognized this benefit of ~$0.15 in the quarter as certain product categories previously subject to Section 301 List 1 and List 2 tariffs have been granted a temporary exclusion, which applies to tariff costs incurred on those product categories in 2018 and 2019.
Power segment net sales in the fourth quarter of 2019 increased 2% to $485 million compared to $478 million reported in the fourth quarter of 2018. Organic sales grew 2% compared to the fourth quarter of 2018, with legacy Power Systems growing mid single digits and Aclara down mid single digits. Acquisitions added less than a point to sales growth. Power segment operating income in the fourth quarter was $63 million, or 12.9% of net sales, compared to $62 million, or 13.0% of net sales in the same period of 2018. Adjusted operating income was $75 million, or 15.4% of net sales, in the fourth quarter of 2019 as compared to $72 million, or 15.2% of net sales in the same period of the prior year (1). The increases in adjusted operating income and adjusted operating margin were primarily due to price realization and productivity in excess of cost inflation, partially offset by increased investment in restructuring and related activities.
Adjusted fourth quarter results exclude two items: $0.25 of amortization of acquisition-related intangible assets, and a non-recurring gain of $0.20 related to the Company's settlement of a previously disclosed obligation associated with the withdrawal from a multi-employer pension plan.
Net cash provided from operating activities was $207 million in the fourth quarter of 2019 versus $178 million in the comparable period of 2018. Free cash flow (defined as net cash provided by operating activities less capital expenditures) was $185 million in the fourth quarter of 2019 versus $152 million reported in the comparable period of 2018 (3).

SUMMARY & OUTLOOK

For the full year 2020, Hubbell anticipates end markets will grow approximately 1 - 3%. The Company expects 3 - 4% growth in electrical T&D markets, 1 - 2% in non-residential markets, (2) - 2% in industrial markets, 2 - 4% in residential markets, (2) - 2% in oil markets and 1 - 3% in gas distribution markets. Sales growth from previously completed acquisitions is expected to fully offset the impact of divestitures.
Hubbell anticipates 2020 adjusted diluted earnings per share (“Adjusted EPS”) in the range of $8.50 to $8.80(1) and GAAP diluted earnings per share expectations in the range of $7.50 to $7.80. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 for the full year(1). The Company believes Adjusted EPS is a useful measure of underlying financial performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of ~23% and include approximately $0.40 of anticipated restructuring and related investment. The ranges also incorporate the impact of a previously completed divestiture and previously completed acquisitions, the net of which is expected to be a modest tailwind to 2020 adjusted EPS. The Company expects free cash flow to be ~110% of adjusted net income in 2020. (1,3)

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its fourth quarter 2019 financial results today, February 4, 2020 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 8159402. The replay will remain available until March 4, 2020 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, anticipated end market growth, expectations with respect to the Company's position to deliver differentiated results in our Power segment, our beliefs about M&A contributing to future earnings growth, expectations regarding the impact of high quality portfolio of electrical solutions and utility solutions with strong brand value and best in class reliability, projected earnings per share expectations, anticipated impacts of acquisitions and a divestiture on our earnings, expectations regarding acquisitions completed in the fourth quarter of 2019, expectations regarding projected free cash flow in 2020, expectations regarding continued opportunity for operational improvement and confidence in our ability to drive consistent and differentiated performance, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, improvement in operating results, market conditions and economic conditions are forward-looking, including those regarding the future growth of the Company’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should” “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the sale of the Haefely business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2018 and Current Reports on Form 8-K.

About the Company
Hubbell Incorporated is an international manufacturer of high quality, reliable electrical products and utility solutions for a broad range of customer and end market applications. With 2019 revenues of $4.6 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

#######

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$1,103.3	$1,144.1	$4,591.0	$4,481.7
Cost of goods sold	777.3	823.5	3,238.3	3,181.3
Gross profit	326.0	320.6	1,352.7	1,300.4
Selling & administrative expenses	190.1	184.0	756.1	743.5
Operating income	135.9	136.6	596.6	556.9
Operating income as a % of Net sales	12.3%	11.9%	13.0%	12.4%
Gain on disposition of business	—	—	21.7	—
Multi-employer pension income (expense)	14.4	—	(8.5)	—
Interest expense, net	(16.2)	(17.8)	(67.9)	(72.3)
Other income (expense), net	(3.2)	(4.1)	(21.4)	(17.6)
Total other expense, net	(5.0)	(21.9)	(76.1)	(89.9)
Income before income taxes	130.9	114.7	520.5	467.0
Provision for income taxes	27.8	25.5	113.1	100.9
Net income	103.1	89.2	407.4	366.1
Less: Net income attributable to noncontrolling interest	1.2	1.2	6.5	5.9
Net income attributable to Hubbell	$101.9	$88.0	$400.9	$360.2
Earnings Per Share:
Basic	$1.87	$1.61	$7.35	$6.57
Diluted	$1.85	$1.60	$7.31	$6.54
Cash dividends per common share	$0.91	$0.84	$3.43	$3.15

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$182.0	$189.0
Short-term investments	14.2	9.2
Accounts receivable, net	683.0	725.4
Inventories, net	633.0	651.0
Other current assets	62.0	69.1
TOTAL CURRENT ASSETS	1,574.2	1,643.7
Property, plant and equipment, net	505.2	502.1
Investments	55.7	56.3
Goodwill	1,811.8	1,784.4
Intangible assets, net	781.5	819.5
Other long-term assets	174.6	66.1
TOTAL ASSETS	$4,903.0	$4,872.1
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$65.4	$56.1
Accounts payable	347.7	393.7
Accrued salaries, wages and employee benefits	101.5	101.6
Accrued insurance	68.1	61.3
Other accrued liabilities	262.2	226.6
TOTAL CURRENT LIABILITIES	844.9	839.3
Long-term debt	1,506.0	1,737.1
Other non-current liabilities	591.6	496.8
TOTAL LIABILITIES	2,942.5	3,073.2
Hubbell Shareholders’ Equity	1,947.1	1,780.6
Noncontrolling interest	13.4	18.3
TOTAL EQUITY	1,960.5	1,798.9
TOTAL LIABILITIES AND EQUITY	$4,903.0	$4,872.1

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2019	2018
Cash Flows From Operating Activities
Net income attributable to Hubbell	$400.9	$360.2
Depreciation and amortization	151.0	148.4
Stock-based compensation expense	16.4	24.2
Gain on disposition of business	(21.7)	—
Multi-employer pension expense, net	8.5	—
Deferred income taxes	6.1	49.0
Accounts receivable, net	46.2	(75.4)
Inventories, net	12.2	34.2
Accounts payable	(41.2)	21.5
Current liabilities	5.0	(5.9)
Contributions to defined benefit pension plans	(10.4)	(27.9)
Other, net	18.6	(11.2)
Net cash provided by operating activities	591.6	517.1
Cash Flows From Investing Activities
Capital expenditures	(93.9)	(96.2)
Proceeds from disposal of business, net of cash	33.4	—
Acquisition of businesses, net of cash acquired	(70.8)	(1,118.0)
Net change in investments	(1.6)	3.9
Other, net	4.0	8.9
Net cash used in investing activities	(128.9)	(1,201.4)
Cash Flows From Financing Activities
Long-term debt (repayment) issuance, net	(225.0)	778.7
Short-term debt (repayment) borrowings, net	(0.1)	(37.2)
Payment of dividends	(186.6)	(172.3)
Repurchase of common shares	(35.0)	(40.0)
Other, net	(24.3)	(22.7)
Net cash (used) provided by financing activities	(471.0)	506.5
Effect of foreign exchange rate changes on cash and cash equivalents	1.3	(8.2)
Increase (decrease) in cash and cash equivalents	(7.0)	(186.0)
Cash and cash equivalents
Beginning of period	189.0	375.0
End of period	$182.0	$189.0

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2019	2018	2019	2018	2019	2018
	Costs of goods sold		S&A expense		Total
Restructuring costs	$11.0	$5.9	$5.4	$3.0	$16.4	$8.9
Restructuring related costs (benefit)	1.7	0.1	0.7	(2.4)	2.4	(2.3)
Restructuring and related costs (non-GAAP measure) (4)	$12.7	$6.0	$6.1	$0.6	$18.8	$6.6

	Twelve Months Ended December 31,
	2019	2018	2019	2018	2019	2018
	Costs of goods sold		S&A expense		Total
Restructuring costs	$22.3	$8.2	$9.7	$3.8	$32.0	$12.0
Restructuring related costs (benefit)	2.6	0.3	2.4	3.5	5.0	3.8
Restructuring and related costs (non-GAAP measure) (4)	$24.9	$8.5	$12.1	$7.3	$37.0	$15.8

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Restructuring and related costs included in Cost of goods sold
Electrical	$5.8	$2.8	$15.1	$5.2
Power	6.9	3.2	9.8	3.3
Total	$12.7	$6.0	$24.9	$8.5
Restructuring and related costs included in Selling & administrative expenses
Electrical	$5.6	$0.4	$9.9	$4.0
Power	0.5	0.2	2.2	3.3
Total	$6.1	$0.6	$12.1	$7.3

Impact on income before income taxes	$18.8	$6.6	$37.0	$15.8
Impact on Net income available to Hubbell common shareholders	14.3	5.1	28.0	12.1
Impact on Diluted earnings per share	$0.26	$0.09	$0.51	$0.22

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Net income attributable to Hubbell (GAAP measure)	$101.9	$88.0	16%	$400.9	$360.2	11%
Amortization of acquisition-related intangible assets, net of tax	13.7	11.9		53.9	57.5
Gain on disposition of business, net of tax	—	—		(20.5)	—
Multi-employer pension expense (income), net of tax	(10.7)	—		6.4	—
Loss on investment, net of tax	—	—		5.0	—
Aclara transaction costs, net of tax	—	0.6		—	10.3
Adjusted Net Income (1)	$104.9	$100.5	4%	$445.7	$428.0	4%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$101.9	$88.0		$400.9	$360.2
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.5)	(1.3)
Net income available to common shareholders (GAAP measure) [a]	$101.6	$87.7	16%	$399.4	$358.9	11%

Adjusted Net Income (1)	$104.9	$100.5		$445.7	$428.0
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.7)	(1.5)
Adjusted net income available to common shareholders (1) [b]	$104.6	$100.2	4%	$444.0	$426.5	4%

Denominator:
Average number of common shares outstanding [c]	54.3	54.5		54.4	54.6
Potential dilutive shares	0.4	0.2		0.3	0.3
Average number of diluted shares outstanding [d]	54.7	54.7		54.7	54.9

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.87	$1.61		$7.35	$6.57
Diluted [a] / [d]	$1.85	$1.60	16%	$7.31	$6.54	12%

Adjusted earnings per diluted share (1) [b] / [d]	$1.91	$1.84	4%	$8.12	$7.77	5%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$1,103.3	$1,144.1	(4)%	$4,591.0	$4,481.7	2%

Operating Income
GAAP measure [b]	$135.9	$136.6	(1)%	$596.6	$556.9	7%
Amortization of acquisition-related intangible assets	18.3	15.8		72.1	75.9
Aclara transaction costs	—	0.2		—	9.5
Adjusted operating income (1) [c]	$154.2	$152.6	1%	$668.7	$642.3	4%

Operating margin
GAAP measure [b] / [a]	12.3%	11.9%	+40 bps	13.0%	12.4%	+60 bps
Adjusted operating margin (1) [c] / [a]	14.0%	13.3%	+70 bps	14.6%	14.3%	+30 bps

Electrical segment	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$618.0	$666.6	(7)%	$2,625.7	$2,660.6	(1)%

Operating Income
GAAP measure [b]	$73.3	$74.3	(1)%	$320.1	$320.8	—%
Amortization of acquisition-related intangible assets	6.1	5.9		23.1	23.9
Adjusted operating income (1) [c]	$79.4	$80.2	(1)%	$343.2	$344.7	—%

Operating margin
GAAP measure [b] / [a]	11.9%	11.1%	+80 bps	12.2%	12.1%	+10 bps
Adjusted operating margin (1) [c] / [a]	12.8%	12.0%	+80 bps	13.1%	13.0%	+10 bps

Power segment	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$485.3	$477.5	2%	$1,965.3	$1,821.1	8%

Operating Income
GAAP measure [b]	$62.6	$62.3	1%	$276.5	$236.1	17%
Amortization of acquisition-related intangible assets	12.2	9.9		49.0	52.0
Aclara transaction costs	—	0.2		—	9.5
Adjusted operating income (1) [c]	$74.8	$72.4	3%	$325.5	$297.6	9%

Operating margin
GAAP measure [b] / [a]	12.9%	13.0%	-10 bps	14.1%	13.0%	+110 bps
Adjusted operating margin (1) [c] / [a]	15.4%	15.2%	+20 bps	16.6%	16.3%	+30 bps

HUBBELL INCORPORATED
Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended December 31,
	2019	2018	Change
Net income	$103.1	$89.2	16%
Provision for income taxes	27.8	25.5
Interest expense, net	16.2	17.8
Other income (expense), net	3.2	4.1
Depreciation and amortization	39.9	35.6
Multi-employer pension income	(14.4)	—
Aclara transaction costs in operating income	—	0.2
Subtotal	72.7	83.2
Adjusted EBITDA (1)	$175.8	$172.4	2%

	Twelve Months Ended December 31,
	2019	2018	Change
Net income	$407.4	$366.1	11%
Provision for income taxes	113.1	100.9
Interest expense, net	67.9	72.3
Other income (expense), net	21.4	17.6
Depreciation and amortization	151.0	148.4
Multi-employer pension expense, net	8.5	—
Gain on disposition of business	(21.7)	—
Aclara transaction costs in operating income	—	9.5
Subtotal	340.2	348.7
Adjusted EBITDA (1)	$747.6	$714.8	5%

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2019	December 31, 2018
Total Debt	$1,571.4	$1,793.2
Total Hubbell Shareholders’ Equity	1,947.1	1,780.6
Total Capital	$3,518.5	$3,573.8
Total Debt to Total Capital	45%	50%
Less: Cash and Investments	$251.9	$254.5
Net Debt (2)	$1,319.5	$1,538.7
Net Debt to Total Capital (2)	38%	43%

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$206.5	$177.9	$591.6	$517.1
Less: Capital expenditures	(21.3)	(25.5)	(93.9)	(96.2)
Free cash flow (3)	$185.2	$152.4	$497.7	$420.9

HUBBELL INCORPORATED
Footnotes

(1) References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA, which exclude, where applicable:

◦
Effective as of the first quarter of 2019, amortization of acquisition-related intangible assets associated with all of our business acquisitions, including inventory step-up amortization associated with those acquisitions;

◦	The effects of the net charge in 2019 to recognize certain additional liabilities associated with the Company's participation and withdrawal from a multi-employer pension plan;

◦	A gain recognized in the third quarter of 2019 from the disposition of a business;

◦	An investment loss recognized in the third quarter of 2019 and reported within Other income (expense), net in the Condensed Consolidated Statement of Income;

◦	Adjusted operating measures in 2018 also excluded Aclara transaction costs, which includes professional services and other fees that were incurred in connection with the acquisition of Aclara;

◦	Adjusted EBITDA also excludes the Other income (expense), net, and Interest expense, net, captions of the Condensed Consolidated Statement of Income, as well as provision for income taxes.

Each of these adjusted operating measures are non-GAAP measures. Management uses the adjusted measures when assessing the performance of the business. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

(4) In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.